
                                                                         NSAR ITEM 77O

                                                           VK New Jersey Value Municipal Income Fund
                                                                      10f-3 Transactions

  UNDERWRITING #           UNDERWRITING             PURCHASED FROM  AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                       PURCHASED


         1        Virgin Island Public Financing     PaineWebber        1,000,000           0.335%            11/10/99



Underwriting Participants:

Underwriters for #1
-------------------
Morgan Stanley & Co. Incorporated
Roosevelt & Cross